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                                                                    EXHIBIT 23.3

               CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO. LLP





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              CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP



         We hereby consent to the use of our report dated February 20, 1998, except for footnote 1, comprehensive income, for which the date is January 8, 1999, relating to the consolidated financial statements of Wayne Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.



                                /s/ McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia
February 8, 1999